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                                                                Exhibit 21.1


               SUBSIDIARIES OF BEACON ROOFING SUPPLY, INC.
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

                                                      Jurisdiction of
    Name                                               Incorporation
    ----                                              ---------------

Beacon Sales Acquisition, Inc.                        Delaware

Quality Roofing Supply, Inc.                          Delaware

Beacon Canada, Inc.                                   Delaware

Best Distributing Co.                                 North Carolina

The Roof Center, Inc.                                 Delaware

West End Lumber Company, Inc.                         Delaware

Beacon Roofing Supply Canada Company                  Nova Scotia
